APAC Customer Services Announces Favorable Resolution of IRS Appeal

Deerfield, IL, September 5, 2007 – APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today announced the successful resolution of its pending appeal to the Internal Revenue Service. On August 30, 2007, the company received written notification from the IRS that it had concluded its audit of the Company’s tax returns for the fiscal years 1997, 2000, 2002, 2003 and 2004 and that its 2002 worthless stock deduction relating to its remaining investment in ITI Holdings, Inc. would be allowed in full.

Chief Executive Officer Bob Keller commented, “The favorable resolution of our IRS appeal provides two significant benefits for APAC. First, it eliminates a significant contingency which has been hanging over the company for several years. In addition, it increases the borrowing availability under our existing revolving loan facility. We are very pleased to have successfully concluded this matter.”

In 2002, APAC received an $11.6 million cash tax refund associated with the write-off for tax purposes of its remaining investment in ITI Holdings, Inc. Following an audit, the IRS disallowed the deduction, which the company then appealed. During the first quarter of 2007, the company was advised by the IRS appeals officer that the IRS was recommending to the Joint Committee on Taxation that the full deduction taken by the company be allowed. As a result, the company reversed the previously accrued liability and ceased accruing interest on this matter, resulting in a $17.6 million income tax benefit as of April 1, 2007. The Joint Committee on Taxation subsequently approved the IRS’s recommendation and, on August 30, 2007, the company received a closing letter from the IRS notifying it of the favorable conclusion of the audit.

About APAC Customer Services, Inc.
APAC Customer Services, Inc. (Nasdaq: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, financial services, publishing, business services, travel and entertainment, and communications. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive website is at http://www.apaccustomerservices.com.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management, are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks, uncertainties and other factors that can cause actual events and results to differ materially from historic results or those projected. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

Reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and its subsequent filings on Form 10-Q for the fiscal quarters ended April 1, 2007 and July 1, 2007. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

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Company Contact:	Investor Relations Contact:
George H. Hepburn III, CFO APAC Customer Services, Inc. 847-374-4995 GHHepburn@apacmail.com	Jody Burfening/Harriet Fried Lippert/Heilshorn & Associates 212-838-3777 HFried @lhai.com